UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 8, 2026
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27713
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Accounting Officer and Appointment of Interim Principal Accounting Officer

On July 8, 2026, Robert A. Parks informed Fortrea Holdings Inc. (the “Company”) of his intention to resign from his position as Chief Accounting Officer and principal accounting officer to pursue an opportunity outside the contract research organization industry. Mr. Parks’ resignation will be effective August 7, 2026 (the “Effective Date”). Mr. Parks’ decision to resign was not the result of any disagreement with the Company or its Board of Directors relating to the Company’s operations, policies or practices or any issues regarding its accounting policies or practices. Until the Effective Date, Mr. Parks will continue in the role of Chief Accounting Officer and principal accounting officer and assist with the transition of his responsibilities.

On the Effective Date, Carrie Russell, the Company’s Vice President of Accounting, will be designated as and assume the responsibilities of interim principal accounting officer and interim Chief Accounting Officer in addition to her role as Vice President of Accounting, until a successor principal accounting officer and Chief Accounting Officer is appointed.

Ms. Russell currently serves as the Company’s Vice President of Accounting, a position she has held since August 2024. As Vice President of Accounting, Ms. Russell is responsible for the Company’s accounting function, including technical accounting, accounting policy, financial close and consolidation, internal controls over financial reporting, and external financial reporting. Prior to joining the Company, Ms. Russell spent nearly 17 years with PricewaterhouseCoopers LLP (“PwC’), most recently serving as a Trust Solutions Audit Director within the Health Industries practice. Her tenure at PwC included two years in PwC's National Office SEC Services group, where she advised registrants and engagement teams on SEC reporting requirements, financial reporting matters, and the application of U.S. GAAP and SEC regulations. Ms. Russell is a Certified Public Accountant and received a Bachelor of Science in Business Administration and a Master of Accountancy from the University of North Carolina at Chapel Hill. She currently serves on the Board of Directors of the North Carolina Museum of Art Foundation.

In connection with Ms. Russell’s appointment as interim principal accounting officer and interim Chief Accounting Officer, Ms. Russell will receive a one-time cash bonus of $20,000. In addition, during the term of her employment as interim principal accounting officer and interim Chief Accounting Officer, the Company will pay Ms. Russell an additional cash bonus of $10,000 per month, paid in accordance with the Company’s regular payroll schedule. Ms. Russell currently receives an annual base salary and is eligible to receive an annual incentive bonus and annual long-term incentive awards in the form of performance share awards and restricted stock units under the Company’s 2023 Omnibus Incentive Plan, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Ms. Russell is also eligible to participate in the Company’s other benefit plans and programs as described in the Company’s Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders, filed on Schedule 14A with the Securities and Exchange Commission on April 27, 2026.

There are no arrangements or understandings between Ms. Russell and any other person pursuant to which she was appointed as interim principal accounting officer and interim Chief Accounting Officer of the Company, and she is not a party to, nor does she have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. She does not have any family relations with any directors or executive officers of the Company.

Previously Announced Departure of Chief Financial Officer

In connection with the transition of the Chief Financial Officer position previously announced on June 26, 2026, the Company and Jill McConnell entered into an Employment Transition Agreement and General Release, dated as of July 14, 2026 (the “Transition Agreement”), whereby the Company and Ms. McConnell have mutually agreed that Ms. McConnell will continue to be employed by the Company through September 8, 2026 (the “Transition Period”) to assist in the transition. As consideration for the services provided, Ms. McConnell will remain employed by the Company at the same base pay and benefits during the Transition Period, including continued vesting under her outstanding equity awards, unless (a) Ms. McConnell earlier voluntarily resigns or (b) her employment is terminated by the Company for Cause (as defined in the Fortrea Inc. Master Senior Executive Severance Plan (the “Severance Plan”)).

Additionally, if Ms. McConnell remains employed by the Company at the end of the Transition Period, the Company will enter into a Separation Agreement and General Release with Ms. McConnell in substantially the form attached to the Transition Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company will pay Ms. McConnell severance in a total amount of $1,017,500.00, less applicable taxes and withholdings (hereafter referred to as “Severance Pay”), which equals one times Ms. McConnell’s base salary of $550,000 plus Ms. McConnell’s target annual bonus for 2026 of $467,500. The Severance Pay shall be paid in two (2) installments, with the first installment of $508,750, less taxes and withholding, made payable within thirty (30) days following the effectiveness of the Separation Agreement and the second installment of $508,750, less taxes and withholding, made payable within thirty (30) days following the one (1)-year anniversary of the effectiveness of the Separation Agreement, subject to the terms and conditions of the Severance Plan. In the event Ms. McConnell elects continuation of coverage under COBRA for herself and her dependents, the Company will pay the applicable premium for such coverage for twelve (12) months from her date of separation. The Separation Agreement contains general covenants, promises, and agreements, including Ms. McConnell’s release of claims as well as covenants not to solicit, not to compete and not to disclose confidential information.

At the end of the Transition Period, the Company and Ms. McConnell have agreed to enter into a consulting agreement (the “Consulting Agreement”) whereby Ms. McConnell will provide additional transition services through March 8, 2027 (the “Consulting Period”). As consideration for the services provided, Ms. McConnell’s outstanding restricted stock units will continue to vest during and at the end of the Consulting Period according to their terms.

The foregoing descriptions of the Transition Agreement (including the Separation Agreement attached thereto) and the Consulting Agreement are qualified in their entirety by the terms of the Transition Agreement (including the Separation Agreement attached thereto) and the Consulting Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.
By:	/s/ Agnieszka M. Gallagher
Name: Agnieszka M. Gallagher
Title: General Counsel and Secretary

Date: July 14, 2026